EXHIBIT 3.2

                              BYLAWS

                                OF

                     SKYWAY ADVERTISING, INC.

                        TABLE OF CONTENTS


                                             Page
         ARTICLE I - Offices                                             1
Section 1.                            Principal Executive Office             1
         Section 2.                   Registered Office                      1

ARTICLE II - Meetings of Shareholders                                   1
Section            1.                                 P1ace of Meeting       1
Section            2.                                 Regular Meetings       1
Section            3.                                 Special Meetings       2
Section            4.                                 Notice of Meetings     3
Section            5.                                 Record Date            4
Section            6.                                 Quorum                 4
Section            7.                                 Voting and Proxies     4
Section            8.       Action Without Meeting by Shareholders           5

ARTICLE III - Director                                                  5

Section            1.                         General Powers               5
    Section            2. Number, Tenure, and Qualification . .            5
Section            3.                                 Meetings              6
         Section            4.             Notice of Meetings           6
         Section            5.                 Quorum and Voting            6
         Section            6.              Vacancies and New1y Created
                                            Directorships              7
         Section            7. Removal of Directors                         7
         Section            8.               Committees                   8
         Section            9.                Action in Writing            8
         Section           10.              Meeting by Means of Electronic
                                            Communication               8
ARTICLE IV - Officers                                            9

         Section            1.     Number and Qualification                 9
         Section            2.               Term of Office               9
         Section            3.    Removal and Vacancies                      9
 Section            4.     Chief Executive Officer                          9
 Section            5.     Chief Financial Officer                         10
Section            6.      Chairperson of the Board                        10
         Section            7.                President                   10
         Section            8.               Vice Presidents             10
         Section            9.               Secretary                   11
         Section           10.                 Treasurer                   1l
         Section           11.              Delegation                  11
                               TABLE OF CONTENTS


                                                                       Page


ARTICLE V - Certificates and Ownership of Shares   .                          11


         Section          1.          Certificates                       11
         Section          2.          Transfer of Shares                 12
         Section          3.          Ownership                          12

ARTICLE VI - Contracts, Loans, Checks, and Deposits                      12

         Section                      1. Contracts                       13
         Section                      2. Loans                           13
         Section 3.                   Checks, Drafts, etc.               13
         Section 4.                   Deposits                           13

ARTICLE VII - Miscellaneous                                              13

         Section 1.                   Dividends                          13
         Section 2.                   Reserves                           13
         Section 3.                   Fiscal Year                        14
         Section 4.                   Amendments                         14
         Section 5.                   Shareho1der Agreements             14

                              BYLAWS

                                OF

                     SKYWAY ADVERTISING, INC.


                            ARTICLE I

                             Offices
         Section l.                    Registered office.
The registered office of the corporation shall be 1ocated within the State of Minnesota as set forth in the Articles of Incorporation. The registered office need not be identical with the principal executive office of the corporation and may be changed from time to time by the Board of Directors.

         Section 2. Other Offices. The corporation may have other offices including its principal business office, at such p1aces inside and outside the State of Minnesota as the Board of Directors may determine from time to time.


                            ARTICLE II

                     Meetings of Shareholders


         Section 1. Place of Meeting. All meetings of the shareholders of this corporation shall be held at its principal executive office unless some other place for any such meeting inside or outside the State of Minnesota is designated by the Board of Directors in the notice of meeting. Any regular or special meeting of the shareholders of the corporation called by or held pursuant to a written demand of shareholders shall be held in the county where the principal executive office of the corporation is located.

         Section 2. Regular Meetings. Regular meetings of the shareholders of this corporation may be held at the discretion of the
Board of Directors on an annual or less frequent periodic basis. The date, time and place of such meetings may be designated by the Board of Directors in the notices of meeting. At regular meetings the shareholders shall elect a Board of Directors and transact such other business as may be appropriate for action by shareholders. If a regular meeting of shareholders has not been held for a period of fifteen (15) months, one or more shareholders holding not less than three percent (3%) of the voting power of all shares of the corporation entitled to vote may call a regular meeting of shareholders by delivering to the chief executive officer or chief financial officer a written demand for a regular meeting. Within thirty (30) days after the receipt of such a written demand by the chief executive officer or chief financial officer, the Board of Directors shall cause a regular meeting of shareholders to be called. Such a meeting shall be held on notice no later than ninety (90) days after the receipt of such written demand. All of the expenses of this process shall be paid by the corporation.

         Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes appropriate for action by shareholders, may be called by the chief executive officer, by the acting chief executive officer in the absence of the chief executive officer, by the chief financial officer, or by two or more members of the Board of Directors. The date, time and place of such special meeting shall be fixed by the person or persons calling the meeting and designated in the notice of meeting.

         A special meeting may also be called by one or more shareholders holding ten percent (10%) or more of the voting power of all shares of the corporation entitled to vote, subject to one exception. A special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, when called by shareholders, must be called by shareholders holding twenty-five percent (25%) or more of the voting power of all shares entitled to vote.

         The shareholders calling such meetings shall deliver to the chief executive officer or chief financial officer a written demand for a special meeting. Such a demand shall contain the purpose or purposes of the meeting. Within thirty
(30) days after the;receipt of such a written demand for a special meeting of shareholders by the chief executive officer or chief financial officer, the Board
of Directors shall cause a special meeting of shareholders to be called. Such a meeting shall be held on notice no later than ninety (90) days after the receipt of such written demand. All the expenses of this process shall be paid by the corporation.

         Business transacted at any special meeting of the shareholders shall be limited to the purpose or purposes stated in the notice of the meeting. Any business transacted at any special meeting of the shareholders that is not included among the stated purposes of such meeting shall be voidable by or on behalf of the corporation unless al1 of the shareholders have waived notice of the meeting.

         Section 4. Notice of Meetings. Except where a meeting of shareholders is an adjourned meeting and the date, time, and place of such meeting were announced at the time of adjournment, notice of all meettngs shall be given to each shareholder of record entitled to vote at such meeting.
Such a notice shall provide the date, time and place of the shareholder meeting and any other information required by law, desired by the Board of Directors, or requested by the person or persons calling the meeting.

         In the case of special meetings, the purpose thereof shall be given to each shareholder of record entitled to vote at such meeting.
Notice of all such special meetings shall be provided not less than three (3) nor more than sixty (60) days prior to the meeting date.

         In the event that a plan of
merger or exchange, or the sale or other disposition of all or substantially all of the assets of the corporation is to be considered at a meeting of shareholders, notice of such meeting shall be given to every shareholder, whether or not entitled to vote, not 1ess than fourteen (14) days prior to the date of such meeting. Such notice shall state the purpose of such meeting, and, where a plan of merger or exchange is to be considered, shall include a copy or a short description of the plan.

         Notice of all meetings shall be given to each eligible shareholder either by oral communication, by mailing a copy of the notice to an address designated by the shareholder or to the last known address of the shareholder, by handing a copy to the shareholder, or by any other delivery that conforms to law. Notice by mail shall be deemed given when deposited in the United States mail with sufficient postage affixed. Notice shall be deemed received when it is given.

         Any shareholder may waive notice of any meeting of shareholders. Waiver of notice shall be effective whether given before, at, or after the meeting and whether given orally, in writing, or by attendance. Attendance by a shareholder at a meeting is a waiver of their entitled notice of that meeting, subject to two exceptions. Where a shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting, a shareholder does not waive their right to notice. Similarly, where a shareholder objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of that item at the meeting, a shareholder has not waived their right to notice.
         Section 5. Record Date. For the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination or shareholders for any other proper purpose, the Board of Directors of the corporation may, but need not, fix a date as the record date for any such determination of shareholders. Such a record date, however, shall in no event be more than sixty (60) days prior to any such intended action or meeting.

         Section 6. Quorum. The holders of a majority of the voting power of all shares of the corporation entitled to vote at a meeting shall constitute a quorum at a meeting of the shareholders. Such a quorum is a prerequisite to the shareholders taking any action other than adjournment. If a quorum is not represented at a meeting, the holders of a majority of the voting power present in person or by proxy may adjourn the meeting to a date, time, and place they shall announce at the time of adjournment. Any business that might have been transacted at the adjourned meeting had a quorum been present, may be transacted at the meeting held pursuant to such an adjournment, granted a quoruin is represented.

         If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally represented leaves less than the number otherwise required for a quorum.

         Section 7. Voting and Proxies. At each meeting of the shareholders, every shareholder shall be entitled to one vote in person or by proxy for each share of capital stock held by such shareholder, except as may be otherwise provided in the Articles of Incorporation or the terms of the share or as may be required to provide for cumulative voting
(if not denied by the Articles of Incorporation). No appointment of a proxy, however, shall be valid for any purpose more than eleven (1l) months after the date of its execution, unless a longer period is expressly provided in the appointment. Every appointment of a proxy shall be in writing
(which shall include telegraphing, cabling, or telephotographic transmission), and shall be filed with the Secretary of the corporation before or at the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more shareholders shall be valid if signed by any one of them, unless the secretary of the corporation receives from any one of such shareholders written notice either denying the authority of another of such shareholders to appoint a proxy or appointing a dif ferent proxy.
All questions regarding the qualification of voters, the validity of appointments of proxies, and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting. The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or represented by proxy, and entitled to vote, except where a different vote is required by law, the Articles of Incorporation, or these Bylaws.

         Section 8.                   Action Without Meeting by Shareholders.
Any action required or permitted to be
taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on such action. Such written action shall be effective when signed by all of the shareholders entitled to vote thereon or at such an effective time as specified in the written action.

                                ARTICLE III

                                 Directors

         Section l.                    General Powers.  Except as authorized by
 the shareholders pursuant to a shareholder control agreement or unanimous action, the business and affairs of the corporation shall be managed by or under the direction of its Board of Directors. The directors may exercise all such powers and do all such things as may be exercised or done by the corporation, subject to the provisions of applicable law, the Articles of Incorporation, and these Bylaws.

         Section 2. Number Tenure. and Qualification. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the shareholders, subject to increase by resolution of the Board of Directors.
In the event that the shareholders fail to fix the number of directors, the number of directors shall be the number provided for in the Articles of Incorporation, subject to increase by resolution of the Board of Directors. No decrease in the number of directors pursuant to this section shall effect the removal of any director then in office except upon compliance with the provisions of Section 7 of this Article.

         Each director shall be elected at a regular meeting of shareholders except as provided in Sections 6 and 7 of this Article. Such a director shall hold office until the next regular meeting of shareholders and thereafter until a successor is duly elected and qualified. If a vacancy shall occur by reason of death, resignation, or removal from office, however, the director's role as officer terminates immediately upon such action. Directors shall be natural persons, but need not be shareholders.

         Section 3. Meetings. Meetings of the Board of Directors shall be held immediately after, and at the same place as, regular meetings of shareholders. Other meetings of the Board of Directors may be held at such times and places as shall from time to time be determined by the Board of Directors.
Meetings of the Board of Directors also
may be called by the chief executive officer, by the acting chief executive officer in the absence of the chief executive officer of by any director. In such a case, the person or persons calling such meeting may fix the date, time, and place thereof, either inside or outside the State of Minnesota, and sha1l cause notice of meeting to be given.

         Section 4. Notice of Meetings. If the date, time, and place of a meeting of the Board of Directors has been announced at a previous meeting, no notice is required. In all other cases, however, at 1east three (3) days' notice of the meetings of the Board of Directors shall be given to each director.
Such notice shall state the date and time of the meeting and any other information required by 1aw or desired by the person or persons calling such meeting. If notice of the meeting is required and such notice does not state the place of the meeting, such meeting shall be held at the principal executive office of the corporation. Notice of meetings of the Board of Directors shall be given to directors in the same manner provided in these Bylaws for giving notice to shareholders of meetings of the shareholders.

         Any director may waive notice of any meeting. A waiver of notice by a director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance.
The attendance of a director at any meeting shall constitute' a waiver of notice of such meeting, unless such director objects at the beginning of the meeting to the transaction of business on grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

         Section 5. Quorum and Voting. A majority of the directors currently holding office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the number otherwise required for a quorum.

         The Board of Directors shall take action by the affirmative vote of a majority of the directors present at any duly held meeting, except as to any question upon which any different vote is required by law, the Articles of Incorporation, or these Bylaws. A director may give advance written consent or objection to a proposal to be acted upon at a meeting of the Board of Directors. As 1ong as the proposal acted upon at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected, such consent or objections shall be counted as a vote for or against the proposal and shall be recorded in the minutes of the meeting. Such consent or objection shall not be considered in determining the existence of a quorum.

         Section 6.                   Vacancies and Newly Created Directorships.
  Any vacancy occurring in the Board of Directors due to death, resignation, removal, or disqualification, may be filled by the affirmative vote of a majority of the directors remaining in office, even though said remaining directors be less than a quorum. In addition, any newly created directorship resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled by a majority vote of the directors serving at the time of such increase. Any vacancy or newly created directorship may be filled by resolution of the shareholders. Each director elected by the Board of Directors to either fill a vacancy or a newly created directorship shall hold office until a qualified successor is elected by the shareholders at the next regular or special meeting of the shareholders.

         Section 7. Removal of Directors. The entire Board of Directors or any director or directors may be removed from office, with or without cause, at any special meeting of the shareholders duly called for that purpose as provided in these Bylaws.
Such a removal requires an affirmative vote of the shareholders holding a majority of the shares entitled to vote at an election of directors. At such meeting, without further notice, the shareholders may fill any vacancy or vacancies created by such removal as provided in Section 6 of this Article.

         In addition, any director may be removed at any time, with or without cause, by the other members of the Board of Directors if: (i) the director was appointed by the board to fill a vacancy; (ii) the shareholders have not elected directors in the interval between the time of the appointment and the time of removal; and (iii) a majority of the remaining directors present affirmatively vote to remove the director, even though said remaining directors may be less than a quorum.

         Section 8. Committees. The Board of Directors, by a resolution approved by the affirmative vote of a majority of the directors then holding office, may establish one or more committees of one or more persons. Such committees shall be given the authority of the Board of Directors in the management of the business of the corporation to the extent provided in the initial resolution. Such committees, however, shall at all times be subject to the direction and control of the Board of Directors.
Committee members need not be directors and shall be appointed by the affirmative vote of a majority of the directors present. A majority of the members of any committee shall constitute a quorum for the transaction of business at a meeting of any such committee.

         In other matters of procedure, the provisions of these Bylaws shall apply to committees and the members thereof to the same extent they apply to the Board of Directors and directors. This shall include, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions, and valid acts. Each committee shall keep regular minutes of its proceedings and reportthe same to the Board of Directors.

         Section 9. Action in Writing. Any action required or permitted to be taken at a meeting of the Board of Directors or of a lawfully constituted committee thereof, which requires the approval of the shareholders, may be taken by written action signed by all of the directors then in office or by all of the members of such committee, as the case may be. However, if the action does not require shareholder approval, such action shall be effective if signed by the number of directors or members of such committee that would be required to take the same action at a meeting at'which all directors or committee members were present. If any 'written action is taken by less than all directors or members, all directors or members shall be notified immediately of its text and effective date. The failure to provide such notice, however, shall not invalidate such written action. A director who does not sign or consent to the written action has no liability for the action or actions taken thereby.

         Section 10. Meeting by Means of Electronic Communication. Members of the Board of Directors of the corporation, or any committee designated by such Board, may participate in a meeting ofsuch Board or committee by means of conference telephone or similar means of communicationby which all persons participating in the meeting can simultaneously hear each other. Such participation in a meeting pursuant to this Section shall constitute presence in person at such meeting. Meetings held pursuant to this Section, however, are still subject to the notice, quorum, and voting requirements as provided in Sections 4 and 5 of this Article.


                            ARTICLE IV

                             Officers


         Section 1. Number and Qualification. The officers of the corporation shall consist of one or more natural persons elected by the
Board of Directors exercising the functions of the offices, however designated, of chief executive officer and chief financial officer. The
Board of Directors may also appoint such other officers and assistant officers as it may deem necessary. Except as provided in these Bylaws, the Board of Directors shall fix the powers, duties, and compensation of all officers. Officers may be, but need not be, directors of the corporation. Any number of offices may be held by the same person.

         Section 2. Term of Office. An officer shall hold office until a successor shall have been duly elected, unless prior thereto such officer shall have resigned or been removed from office as hereinafter provided.

         Section 3. Removal and Vacancies. Any officer or agent elected or appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and may be removed, with or without cause, at any time by the vote of a majority of the Board of Directors. Any vacancy in an office of the corporation shall be filled by action of the Board of Directors.

         Section 4. Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer shall have general active management of the busir;ess of the corporation, in the absence of the Chairperson of the Board or if the office of Chairperson of the Board is vacant, shall preside at meetings of the shareholders and Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of incorporation, these Bylaws, or the Board of Directors to some other officer or agent of the corporation, may maintain records of and certify proceedings of the Board of Directors and shareholders, and shall perform such other duties as may from time to time be prescribed by the Board of Directors.

         Section 5. Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer shall keep accurate financial records for the corporation, shall deposit all monies, drafts, and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time, shall endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor, shall disburse corporate funds and issue checks and drafts in the name of the corporation as ordered by'the Board of Directors, shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all such officer's transactions as chief financial officer and of the financial condition of the corporation, and shall perform such other duties as may be prescribed by the Board of DirectorS or the chief executive officer from time to time.

         Section 6. Chairperson of the Board. The Board of Directors may elect a chairperson of the Board who, if elected, shall unless otherwise provided by the Board of Directors, preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

         Section 7. President. Unless otherwise determined by the Board of Directors, the President shall be the chief executive officer of the corporation. If an officer other than the President is designated chief executive officer, the President, if any, shall have such powers and perform such duties as the Board of Directors or the chief executive officer may prescribe from time to time.

         Section 8. Vice Presidents. The Vice President, if any, or Vice Presidents in case there be more than one, shall have such powers and perform such duties as the chief executive officer or the Board of Directors may prescribe from time to time. in the absence of the President or in the event of the president's death, inability, or refusal to act, the Vice President, or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or, in the absence of any designation, in the order of their election, shall perform the duties of the President, and, when so acting, shall have all the powers of and be subject to all of the restrictions upon the President.

         Section 9.  S                ecretary.  The Secretary shall attend all
meetings of the Board of Directors and of the shareholders and shall maintain records of, and whenever necessary, certify all proceedings of the Board of Directors and of the shareholders. The Secretary shall keep the stock books of the corporation, when so directed by the Board of Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the shareholders and of meetings of the Board of Directors, and shall also perform such other duties and have such other powers as the chief executive officer or the Board of Directors may prescribe from time to time.

         Section l0.                  Treasurer.  Unless otherwise determined
by the Board of Directors, the Treasurer shall be the chief financial officer of the corporation. If an officer other than the Treasurer is designated chief financial officer, the Treasurer, if any, shall have such powers and perform such duties as the chief executive officer or the Board of Directors may prescribe from time to time.

         Section 11. Delegation. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board of Directors may delegate in writing some or all of the duties and powers of such person's office to other persons.

                              ARTICLE V
                 Certificates and Ownership of Shares

         Section 1. Certificates. All shares of the corporation shall be represented by certificates.
Each certificate shall contain on its face (a) the name of the corporation,
(b) a statement that the corporation is incorporated under the laws of the State of Minnesota, (c) the name of the person to whom it is issued, and (d) the number and class of shares, and the designation of the series, if any, that the certificate represents. Certificates shall also contain any other informatiqn required by law or desired by the Board of Directors, and shall be in such form as shall be determined by the Board of Directors.

         Such certificates shall be signed by the chief executive officer, by the chief financial officer, or, unless otherwise limited by resolution of the Board of Directors, by any other officer of the corporation. If a certificate is signed (l) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such officer ofthe corporation may be a facsimile. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of a corporation, the certificate may be issued by the corporation, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue shall be entered on the stock transfer books of the corporation.

         All certificates surrendered to the corporation or the transfer agent for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         Section 2. Transfer of Shares. The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by such holder's legal representative, who shall furnish proper evidence of authority to transfer, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender of such shares to the corporation or the transfer agent of the corporation.

         Section 3. Ownership. Except as otherwise provided in this Section, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. The Board of Directors, however, by a resolution approved by the affirmative vote of a majority of directors then in office, may establish a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of one or more beneficial owners. Upon receipt by the corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholder, shall be deemed the shareholders for such purposes as are permitted by the resolution of the Board of Directors and are specified in the writing.

                            ARTICLE VI
              Contracts. Loans. Checks, and Deposits

         Section 1. Contracts. The Board of Directors may authorize such officers or agents as they shall designate to enter into contracts or execute and deliver instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Section 2. Loans. The corporation shall not lend money to, guarantee the obligation of, become a surety for, or otherwise financially assist any person unless the transaction, or class of transactions to which the transaction belongs, has been approved by the affirmative vote of a majority of directors present, and (a) is in the usual and regular course of business of the corporation, (b) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a bus'iness relationship, or an organization to which the corporation has the power to make donations, (c) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the corporation, or (d) has been approved by the affirmative vote of the holders of two-thirds of the outstanding shares, including both voting and nonvoting shares.

         Section 3. Checks Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officers or agents of the corporation as shall be designated and in such manner as shall be determined from time to time by resolution of the Board of Directors.

         Section 4. Deposits. All funds of the corporation not otherwise employed shallbe deposited from time to time to the credit of the corporation in such banks or other financial institutions as the Board of Directors may select.

                           ARTICLE VII

                          Miscellaneous

         Section 1. Dividends. The Board of Directors from time to time may declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

         Section 2. Reserves. There may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, for the purchase of additional property, or for such other purpose as the directors shall deem to be consistent with the interests of the corporation.
  The Board of Directors may modify or abolish any such reserve.

         Section 3. Fiscal Year. The fiscal year of the corporation shall be such twelve-month period as is set by a resolution of the Board of Directors, provided, however, that the first fiscal year of the corporation may be a shorter period if permitted by law and set by a resolution of the Board of Directors.

         Section 4. Amendments. Except as limited by the Articles of Incorporation, these Bylaws may be altered or amended by the Board of Directors at any meeting of directors to the full extent permitted by law, subject, however, to the power of the shareholders of this corporation to alter or repeal such Bylaws.

         Section 5. Shareholder Agreements. In the event of any conflict or inconsistency between these Bylaws, or any amendment thereto, and the terms of any shareholder control agreement as defined in Minnesota Statutes Section 302A.457, whenever adopted, the terms of such shareholder control agreement shall control.

         *              *   *  *    *
          The undersigned, Secretary of Skyway Advertising, Inc., a Minnesota corporation, does hereby certify that the foregoing Bylaws are the Bylaws adopted for the corporation by its Board of Directors by unanimous written consent dated the 9th day of March 1993.


                       /s/ Robert H. Blank

                            Secretary



                    AMENDMENT NO. 1 TO BYLAWS
                                OF
                     SKYWAY ADVERTISING, INC.


         By resolution duly adopted by the Board of Directors of Skyway Advertising, Inc. by written action effective as of the 5th day of May, 1993, and consented to by all shareholders, the Bylaws of the corporation were amended to include a new Article VIII which reads as follows:

                           ARTICLE VIII

                 Restriction of Transfer of Shares

         Section 1. Coroorate and Shareholder Option. No voluntary or involuntary transfer of shares of the common stock of the corporation or securities convertible into common stock of the corporation, including any gift or bequest, shall be made nor any sale or assignment thereof be valid unless such shares or securities shall have first been offered in writing to the corporation and second to the shareholders of the corporation. The corporationshall have the right to purchase the same within ten (10) days of receipt of notice of such transfer, sale, or assignment as follows: (1) in the case of a proposed sale, upon the same terms and conditions of any such proposed sale; or (2) in the case of all other proposed transfers or assignments, at the fair market value of such shares or securities on the last day of the calendar month immediately preceding the date of notice of such transfer, sale, or assignment. The fair market value will be determined by mutual agreement of the transferring shareholder and party or parties exercising the option; provided, however, that if no mutual agreement can be reached, then the fair market value will be determined by appraisal. Thecost of such appraisal will be borne equally by the transferring shareholder and any optionees exercising the option. If the corporation does not exercise its option within the aforesaid ten
(10) day period, the shareholders shall have an additional five (5) days in which to purchase such shares or securities, on a pro rata basis, upon the same terms and conditions as the corporation. Notwithstanding anything herein to the contrary, to the extent that an agreement has been entered into between the corporation and the transferring shareholder which governs the purchase of such shares, such agreement shall govern the terms and conditions thereof of any such purchase.

         Section 2. Renewal of Notice. Any transfer, sale, or assig:nment to be made after the expiration of the aforesaid option period must be made upon the same terms and conditions contained in the original notice of transfer to the corporation and within an additional five (5) days after the expirationthereof; otherwise, the transferring shareholder must again offer the shares first to the corporation and second to the corporation's shareholders as provided in Section 8.1 hereof.

         Section 3. Exercise of Option. The corporation or the shareholders, whichever is applicable, may exercise the option herein granted by depositing within the prescribed option period, in cash, tee full purchase price with any national or state chartered bank in Minneapolis, Minnesota. Within the prescribed option period, the corporation or the shareholders exercising the option shall give notice thereof to the transferring shareholder, or the representative of such shareholder, as the case may be, by depositing written notice in the United States mail addressed to the last known address of such shareholder or representative. The bank designated to hold the funds shall disburse them to the person entitled to them upon the surrender of the certificate or certificates of the shares or securities properly endorsed, plus the release in full by such person for all claims he may have against the corporation on account of ownership of the common stock or securities.

         Section 4. Termination of Corporate and Shareholder Option. The corporate and shareholder option described in this Article VIII shall terminate:

                 (a) Upon the first sale of the corporation's common stock to the public pursuant to either a registration statement filed with, and declared effective by, the Securities and Exchange Commission or a registration with a state securities commission; or
                           (b)  Upon action of a majority of the total number of
 the members of the Board of Directors terminating the option.

         Section 5. Endorsement on Stock Certificates. An endorsement in language substantially as follows shall be placed on each certificate of stock or securities issued by the corporation:

         "This certificate is subject to the stock transfer restrictions contained in Article VIII of the Bylaws, which Bylaws are available for
inspection at the registered office of the         corporation."

         Except for the amendment described herein, the Bylaws of the corporation remain unchanged.

         I, Robert H. Blank, Secretary of Skyway Advertising, Inc., hereby certify that this amendment to the Bylaws was adopted by the Board of Directors of the corporation to be effective as of the 5th day of Nov., 1993.



                 Robert H. B1ank, Secretary